Exhibit 5.1

October 28, 2009

Threshold Pharmaceuticals, Inc.

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), for the registration for resale of (a) 18,324,599 outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and (b) 7,329,819 shares of Common Stock (the “Warrant Shares”) issuable by the Company upon the exercise of outstanding warrants (the “Warrants”). The Shares and Warrants were issued and sold by the Company in a private placement completed on October 5, 2009.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. In connection with this opinion, we have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the corporate action of the Company that provides for the issuance and sale of the Shares and the Warrant Shares. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon a certificate of an officer of the Company.

We are opining herein as to the General Corporation Law of the State of Delaware as in effect on the date hereof, which includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to any other laws, rules or regulations.

Based upon and subject to the foregoing, it is our opinion that (i) the Shares have been duly authorized for issuance by the Company and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and reserved for issuance, and, when issued and sold in accordance with the terms of the Warrants applicable to the Warrant Shares, and the exercise price therefor has been paid to the Company, the Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement, and the prospectus included therein, to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

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